   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      DIGITAL SYSTEMS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WASHINGTON                                                     91-1273645
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             6464 185TH AVENUE N.E.
                           REDMOND, WASHINGTON 98052
                                 (206) 881-7544
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               PATRICK S. HOWARD
                            CHIEF EXECUTIVE OFFICER
                      DIGITAL SYSTEMS INTERNATIONAL, INC.
                             6464 185TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-6736
                                 (206) 881-7544
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                              MICHAEL E. STANSBURY
                               EVELYN CRUZ SROUFE
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                     PROPOSED
          TITLE OF EACH CLASS                AMOUNT TO BE       MAXIMUM AGGREGATE         AMOUNT OF
     OF SECURITIES TO BE REGISTERED           REGISTERED        OFFERING PRICE(1)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share.................................     300,000 shares         $3,693,750              $1,120
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on November 6, 1996.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

                                 300,000 SHARES

                      DIGITAL SYSTEMS INTERNATIONAL, INC.
                            ------------------------
                                  COMMON STOCK

                          (PAR VALUE $0.01 PER SHARE)

                            ------------------------

     All of the up to 300,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") offered hereby are being issued and sold by Digital Systems International, Inc. ("Digital" or the "Company"). The Common Stock is traded on the Nasdaq National Market under the symbol "DGTL." On November 6, 1996, the last reported sales price of the Common Stock on the Nasdaq National Market was $12.63 per share. See "Price Range of Common Stock."

                            ------------------------

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The shares of Common Stock offered by the Company may be sold from time to time to purchasers directly in one or more transactions at a fixed price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Alternatively, the Company may from time to time sell the Common Stock in transactions involving broker-dealers who may act as agents and/or may acquire Common Stock from the Company as principals and who may receive compensation from the Company and/or the purchasers of the shares. Broker-dealers who acquire Common Stock as principals may thereafter resell such Common Stock in transactions, including transactions of the nature described above. Any broker-dealers who participate in a sale of shares of Common Stock may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares of Common Stock as principals, any profits received on the resale of such shares of Common Stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will receive all of the proceeds from the sale of such stock, net of discounts, commissions or fees, if any, and before deducting offering expenses, estimated at approximately $39,620 payable by the Company.

               The date of this Prospectus is November 12, 1996.

                             AVAILABLE INFORMATION

     Digital, a Washington corporation, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding Digital. Material filed by Digital can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, also are available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, DIGITAL SYSTEMS INTERNATIONAL, INC., 6464 185TH AVENUE N.E., REDMOND, WASHINGTON 98052-6736, TELEPHONE NUMBER (206) 881-7544.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-18511) pursuant to the Exchange Act or the Securities Act are incorporated herein by reference:

          1. The Company's Current Report on Form 8-K, filed with the Commission on October 18, 1996;

          2. The Company's Registration Statement on Form S-4, including any amendments thereto, filed with the Commission on October 25, 1996;

          3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          4. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30 and September 30, 1996;

          5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A effective as of June 8, 1990, including any amendment or report filed for the purpose of updating such description; and

          6. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                                  THE COMPANY

     Digital designs, develops, markets and supports call center systems and application software designed to help organizations improve the productivity, quality, effectiveness and profitability of their telephone communications with customers. Digital also offers professional services designed to assist organizations in integrating their telephone systems with computer and data management systems. Digital's products are used in a variety of organizations, including major financial institutions, utilities, telecommunications companies, educational institutions, government centers and health care organizations. The mailing address of Digital's principal executive offices is 6464 185th Avenue N.E., Redmond, Washington 98052-6736, and its telephone number is (206) 881-7544.

                                  THE OFFERING

     Digital is offering the shares of Common Stock (the "Offering") in connection with the Agreement and Plan of Merger, dated October 14, 1996 (the "Merger Agreement"), among Digital, ViewStar Corporation, a California corporation ("ViewStar"), and Vision Merger Corporation, a Washington corporation and wholly owned subsidiary of Digital ("Merger Sub"). Under the Merger Agreement, Merger Sub will be merged with and into ViewStar (the "Merger"), and ViewStar will become a wholly owned subsidiary of the Company. On October 25, 1996, Digital filed a Registration Statement on Form S-4 (the "Form S-4") with the Commission registering up to 4,330,826 shares of Common Stock for
issuance in connection with the Merger, and on             , 1996, the
Commission declared it effective. Digital and ViewStar intend to consummate the Merger on December 31, 1996. At the Effective Time of the Merger (the "Effective Time"), up to 4,330,826 shares of the Common Stock registered under the Form S-4 will be exchanged for all of the outstanding shares of ViewStar's common stock and preferred stock.

     ViewStar provides client/server document workflow software that enables customers to automate and improve document-intensive business processes across the enterprise. The ViewStar Enterprise Document Workflow System is a family of integrated software modules that together provide a complete framework for designing, developing and deploying enterprise document workflow applications. The ViewStar system allows customers to define and change work content, work flows, business rules and user roles, facilitating the rapid design, development and deployment of business process applications. ViewStar's products are used in a wide variety of applications, including consumer and mortgage lending, claims processing, underwriting, trust management, contract management, accounts payable and customer service. The mailing address of ViewStar's principal executive offices is 1101 Marina Village Parkway, Alameda, California 94501, and its telephone number is (510) 337-2000.

     Digital is planning to sell up to 300,000 shares of Common Stock to ensure that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. The shares of Common Stock offered hereby will be issued only if and to the extent the Company determines that the issuance of such shares is necessary to ensure pooling-of-interests accounting treatment. No shares will be issued if the Merger Agreement should be terminated.

    Common Stock offered.....................  Up to 300,000 shares
    Common Stock outstanding after the
      Offering(1)(2).........................  Up to 9,741,805 shares
    Common Stock outstanding after the
      Offering and the Merger(2)(3)..........  Up to 13,467,675 shares
    Nasdaq National Market Symbol............  DGTL

---------------
(1) Without giving effect to the Merger.

(2) Based upon the number of shares outstanding on October 31, 1996. Does not include up to 3,505,597 shares reserved for issuance, as of October 31, 1996, pursuant to Digital's employee stock option and purchase plans.

(3) Assumes the issuance of 3,725,870 shares of Common Stock in connection with the Merger. These shares have been registered by the Company pursuant to the
    Form S-4 (File No. 333-14887) effective             , 1996. Does not include
    up to 604,956 shares reserved for issuance upon exercise of ViewStar options and a warrant being assumed in connection with the Merger.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should carefully consider the following in evaluating the Company, its business and the Merger. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in this section and elsewhere in this Prospectus.

     Uncertainties Relating to Integration of Operations. The combination of ViewStar and Digital will require the dedication of management resources, which will temporarily distract attention from the day-to-day business of both companies. The geographical separation of their respective operations may hinder efforts to integrate operations. There can be no assurance that the combination will be completed without significant disruption of Digital's and ViewStar's businesses. Should Digital and ViewStar not be able to combine their businesses in a timely and coordinated fashion, there could be a material adverse effect on operating results. In addition, anticipation of the combination of the two companies could cause uncertainties, hesitation and possible dissatisfaction among customers and potential customers of Digital and ViewStar. This could cause delays or cancellations of orders which would result in a decline in revenue. Long sales cycles for many of Digital's and ViewStar's products could result in difficulty in finding replacement orders. Because of many of Digital's and ViewStar's costs are fixed in nature, reductions in revenue, if any, could result in significant reductions in operating income.

     Limited Operating Efficiencies as a Result of the Merger. Following the Merger, Digital intends to operate ViewStar as a separate business unit. Although some administrative and management functions of the two companies eventually may be combined, potentially resulting in certain efficiencies and reductions in overhead, additional operating efficiencies as a result of the Merger may be limited in the near term or difficult to achieve. The geographical separation of their respective operations may further limit the operating efficiencies. In addition, although the respective Boards of Directors of Digital and ViewStar expect that the companies' complementary technologies, distribution channels and shared market vision may enhance the sales performance of both businesses, there can be no assurance that any synergy will be realized from the combination of Digital and ViewStar.

     ViewStar History of Operating Losses; Accumulated Deficit. ViewStar incurred net losses in each year through 1995, including net losses of $11.3 million in 1994 and $8.0 million in 1995. As of September 30, 1996, ViewStar had an accumulated deficit of $31.5 million. Although ViewStar operated profitably in the first nine months of 1996, there can be no assurance that ViewStar's business will operate profitably in any quarter or on a sustained basis in the future.

     Uncertainty of Future Operating Results; Fluctuations in Operating Results; Seasonality. Digital's product sales and ViewStar's license revenues are difficult to forecast because their respective sales cycles are relatively long and quarterly revenues depend on a relatively few large contracts that are subject to changes in customer budgets and general economic conditions. Because both companies' operating expenses are based on anticipated revenue levels and a high percentage of both companies' expenses are relatively fixed, the timing of revenues from a single contract can cause significant fluctuations in operating results from quarter to quarter and may adversely affect operating results. In addition, both companies historically have operated with little backlog because their products generally are shipped as orders are received. As a result, revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. Further, certain contracts may constitute a significant portion of the operating profits for the quarter in which they are signed. Digital's and ViewStar's operating results have fluctuated in the past and are likely to do so in the future, particularly on a quarterly basis. In addition, changes in levels of ViewStar's consulting activity and seasonality in its training revenues have resulted in variability of service revenue from quarter to quarter. Historically, Digital and ViewStar often have recognized a substantial portion of their revenues in the last month of the quarter, with these revenues frequently concentrated in the last week of the quarter. In addition, Digital and ViewStar generally have realized lower revenues from product sales and license fees in the first quarter of the year than in the immediately preceding quarter. Digital and ViewStar believe that this has been due primarily to the structure of their sales commission programs and the concentration by some customers of larger capital purchases in the fourth quarter of the calendar year to avoid end-of-year budgetary limitations, followed by lower purchasing activity during the first quarter of the next calendar year. Further, to the extent that international operations in the future constitute a higher percentage of total revenues, Digital and ViewStar anticipate that they ordinarily will experience relatively weaker demand in the quarter ending September 30 due to reduced customer activity in Europe during the summer months.

     As a result of these and other factors, revenues for any quarter are difficult to forecast and subject to significant variation. Moreover, results of operations for any particular period are not necessarily indicative of future performance. In particular, ViewStar does not believe that the revenue growth rate it achieved in the first half of 1996 compared to the first half of 1995 is sustainable. Due to all of the foregoing factors, it is likely that in some future quarter the combined company's operating results will be below the expectations of market analysts and investors.

     Costs of Integration; Transaction Expenses. Digital and ViewStar estimate they will incur direct transaction costs of approximately $2.5 million associated with the Merger, which will be charged to operations upon consummation of the Merger. The combined company expects to incur additional charges to operations which are currently not reasonably estimable, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

     Lengthy Sales and Implementation Cycle; Complex Service Requirements. The purchase or license of Digital's products and the license of ViewStar's software products is usually a significant decision by prospective customers requiring each company to engage in a lengthy sales cycle, typically between six and twelve months, without any assurance that new accounts will result. Moreover, the cost to the customer of Digital's and ViewStar's products typically is only a portion of the cost of implementing a large-scale call processing or document workflow system. For these and other reasons, the sales cycle is subject to a number of significant delays over which each company has little or no control.

     Successful implementation of Digital's and ViewStar's products also often requires lengthy and complex implementation and integration services, which services may be provided by Digital or ViewStar or by third-party service providers. The combined company's future operating results will depend upon its ability to coordinate these complex service resources and assure successful implementation of its products, while limiting costs. The combined company may have to devote significant additional resources to ensure successful implementation and integration in certain key accounts that may be likely to lead to additional business in a particular geographic area or industry. Failure to achieve customer satisfaction despite such efforts could materially adversely affect the combined company's future operating results.

     Competition. The markets for Digital's and ViewStar's products are highly competitive. Important competitive factors include price, performance, diversity of product line, reliability, delivery capabilities, customer support and service. Some competitors of Digital and ViewStar have significantly greater financial, technical, manufacturing, marketing and other resources than Digital and ViewStar. Competitors may develop products and technologies that are less expensive or technologically superior to Digital's and ViewStar's products, and there can be no assurance that competitors will not develop products that incorporate capabilities or technologies that are superior to Digital's and ViewStar's products. The markets for Digital's and ViewStar's products also are characterized by significant price competition, and Digital and ViewStar expect that their products will face increasing price pressure. This pressure could result in significant price erosion, with a material adverse effect upon results of operations of the combined company.

     ViewStar's competitors offer a variety of document workflow products and services. ViewStar currently encounters direct competition from a number of public and private companies or divisions thereof including FileNet, IBM and Wang Software. In addition, ViewStar may face competition from new competitors including client/server application vendors such as Oracle, PeopleSoft and SAP; document management vendors such as Documentum and PC DOCS Group; and vendors of workflow products such as Action Technologies and Staffware. Certain of these companies have announced, and others may announce, document workflow capabilities for their existing or future products. Many of these companies have longer operating histories; significantly greater financial, marketing, service, support, technical and other resources and name recognition; and a larger installed customer base than ViewStar. As a result, such competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than ViewStar. It is also possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share in ViewStar's industry. In addition, ViewStar expects competition to increase as a result of software industry consolidation, resulting in possible price reductions, reduced gross margins and loss of market share. There can be no assurance that ViewStar will be able to compete successfully against current and future competitors or that competitive pressures faced by ViewStar will not materially and adversely affect the business, results of operations and financial condition of the combined company.

     ViewStar relies on a number of system integration firms for implementation of its products, as well as recommendations of its products during the evaluation stage of the purchasing process. Although ViewStar seeks to maintain close relationships with these service providers, many of these third parties have similar, and often more established, relationships with ViewStar's principal competitors. If ViewStar is unable to develop and retain effective, long-term relationships with these third parties, ViewStar's competitive position would be materially adversely affected. Further, there can be no assurance that these third parties, many of which have significantly greater financial, marketing, service, support, technical and other resources than ViewStar, will not market software products in competition with ViewStar's products in the future.

     Digital's principal competitors in the outbound call processing systems market include Davox Corporation, EIS International, Inc. and Melita Electronic Labs. The potential entry into the market of major telecommunications equipment manufacturers also presents a strong competitive threat as these competitors may elect to purchase Digital's competitors, increasing their market presence and distribution; resell principal competitors' products; or elect to develop and market their own predictive dialing application software. In the market for system integration services in call centers, Digital may compete with software providers and system integrators such as Andersen Consulting, Genesys Labs and Nabnasset Corporation. As Digital expands its offering of call center applications, it also may encounter increased competition from call center application providers such as Brock Control Systems, Information Management Associates, Early Cloud (owned by International Business Machines) and Versatility. As Digital expands into the informal or casual call center market, it will also experience competition from companies such as Active Voice, Applied Voice Technology and others who provide network-based applications that have a critical computer telephony integration component. Many of Digital's current or potential competitors have greater financial, technical and marketing resources than Digital. To date, Digital has competed on the basis of the capabilities and the price/performance of its systems, its applications expertise and the quality of its customer support. As the call processing market matures and new and existing companies compete for the same customers, price competition is likely to intensify, which could adversely affect the operating results of the combined company.

     Dependence on Key Employees. The combined company's future success depends, in large measure, on its ability to retain certain executives and other key management, technical and marketing personnel. The loss of the services of certain key employees could have an adverse effect on the combined company. From time to time Digital and ViewStar also need to attract additional skilled personnel in certain areas of their businesses. During 1995 and early 1996, ViewStar experienced various changes in its senior management team and engineering and sales personnel, requiring the replacement of some of its executives and senior managers, and there can be no assurance that, following the Merger, the combined company will be able to retain key personnel or that it will be able to attract sufficient qualified employees to support growth in its business.

     Technological Change and New Products. The document management and workflow software market in which ViewStar participates and the call management market in which Digital participates are characterized by rapid technological change and frequent product introductions and improvements. Accordingly, the success of both Digital and ViewStar will depend in part upon their ability to develop product enhancements and new products that keep pace with continuing changes in technology and customer preferences while remaining price competitive. There can be no assurance that either company will be successful in developing product enhancements or new products, that either will be able to introduce such products or to adapt its products to technological change on a timely basis or that any such products or enhancements will be successful in the marketplace.

     ViewStar has incurred, and expects to continue to incur, substantial expenses associated with the introduction and promotion of new products, including its @Work family of products for the Internet and its ServiceReady products for industry applications. There can be no assurance that the expenses incurred will not exceed development budgets, that ViewStar will introduce products in a timely fashion, if at all, or that such products will achieve market acceptance and generate sales sufficient to offset development costs. In addition, the success of ViewStar's @Work family of products for the Internet, the first of which are scheduled to be released before the end of 1996, will depend upon the acceptance of the Internet, intranets and World Wide Web technologies. There can be no assurance that ViewStar's new products or enhancements will meet customer requirements or be compatible with the emerging standards of the Internet or World Wide Web, nor that the Internet and World Wide Web will prove to be a viable network with the necessary speed, data capability and security to support document workflow applications.

     Limited Source of Supply. Digital purchases a principal telephone call switching component for its MOSAIX series products from a sole-source vendor. If this component should become unavailable from such supplier, the establishment of an alternate source could not be accomplished quickly and would require investment of resources, which would delay Digital's manufacture of its MOSAIX products. Any such delay could materially adversely affect the operating results of the combined company.

     Dependence On Windows NT and Other Core Microsoft Technologies. The success of ViewStar's products and new products to be developed by the combined company depends upon the continued acceptance and use in critical business applications of Microsoft's Windows NT platform and other core Microsoft technologies, such as the Windows NT Server, the Microsoft SQL Server database and related Back Office software on which ViewStar's products are, and many of the combined company's planned future products will be, based. During the first nine months of 1996, approximately 80% of ViewStar's license revenues were generated from Windows NT-based software. There can be no assurance that the Windows NT platform will continue to achieve market acceptance. If the Windows NT platform market fails to grow, grows more slowly than anticipated or becomes obsolete, the business, results of operations and financial condition of the combined company would be materially adversely affected.

     Lack of Product Revenue Diversification. Digital derived over 90% of its product revenues in the first six months of 1996 from the MOSAIX line of products and associated applications. While Digital has developed new software products and services and has established a new indirect channel of distribution, it expects that the MOSAIX line of products will continue to account for a significant amount of the combined company's sales in the future. All of ViewStar's revenues are generated from sales or licenses of the ViewStar System and related services and maintenance. A decline in demand for Digital's or ViewStar's products as a result of competition, technological change or other factors would have a material adverse effect on the combined company's results of operations.

     International Sales. Both Digital and ViewStar sell products to customers in international markets and accordingly are subject to the normal risks of international sales, such as currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collections and compliance with export laws and a wide variety of foreign laws. Although neither company has previously experienced significant difficulties under foreign law in exporting its products to other countries, there can be no assurance that either company will not experience such difficulties in the future. Any such difficulties would have a material adverse effect on the combined company's international sales. Because Digital and ViewStar invoice certain of their foreign sales in local currency and do not hedge these transactions, fluctuations in exchange rates could materially adversely affect the combined company's revenues and costs and could create significant foreign currency losses.

     Dependence on Proprietary Rights; Infringement Claims; Uncertainty of Obtaining Licenses. The combined company's success depends in part upon protecting its proprietary technology. Although both Digital and ViewStar seek to protect their products, software, documentation and other written materials under trade secret and copyright laws, these laws afford only limited protection. Digital has few, and ViewStar has no, patents or patent applications pending. Despite both companies' efforts to protect their proprietary rights, unauthorized parties may attempt to copy their products or to obtain and use information that they regard as proprietary. Policing unauthorized use of Digital's and ViewStar's products is difficult, and since both companies are unable to determine the extent to which piracy of their software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect Digital's and ViewStar's proprietary rights to as great an extent as the laws of the United States. There can be no assurance that Digital's and ViewStar's means of protecting their proprietary rights will be adequate or that their competitors will not independently develop similar technology.

     Both Digital and ViewStar have received communications asserting that their products infringe the proprietary rights of third parties or seeking indemnification against such infringement. Both Digital and ViewStar believe that none of their respective products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by Digital or ViewStar with respect to current or future products. Digital and ViewStar expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the respective markets of the companies grow and the functionality of products in different markets overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, adversely affect revenues, cause product shipment delays or require the combined company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Digital or ViewStar or at all, and this could have a material adverse effect on the combined company's business, results of operations and financial condition.

     ViewStar and, to a lesser extent, Digital, also rely on certain software that they license from third parties, including software that is integrated with internally developed software and used in their products to perform key functions. There can be no assurance that such firms will remain in business, that they will continue to support their products or that their products will otherwise continue to be available to the combined company on commercially reasonable terms. The loss or inability to maintain any of these software licenses could materially adversely affect the combined company's business.

     Risk of Product Defects. Software and other products as internally complex as those offered by Digital and ViewStar frequently contain errors or defects, especially when first introduced or when new versions are released. Although both companies conduct extensive product testing during product development, both have experienced delays in the commercial release of products pending the correction of software problems and, in some cases, have provided product enhancements to correct errors or defects in released products. The combined company could, in the future, lose revenues as a result of software errors or other product defects. The combined company's products and future products are intended for use in applications that are critical to a customer's business. As a result, Digital and ViewStar expect that their customers and potential customers have a greater sensitivity to product defects than the market for software products generally. There can be no assurance that, despite testing by Digital and ViewStar and by current and potential customers, errors or other product defects will not be found in new products or releases after commencement of commercial shipments, resulting in loss of revenue, delay in market acceptance, diversion of development resources, damage to Digital's or ViewStar's reputation or increased service and warranty costs, any of which could have a material adverse effect on the combined company's business, results of operations and financial condition.

     Product Liability. Digital's and ViewStar's license agreements with their customers typically contain provisions intended to limit their exposure to potential product liability claims. However, it is possible that the limitation of liability provisions contained in their license agreements may not be effective. Although both companies carry product liability insurance coverage, there can be no assurance that such insurance coverage will be sufficient in the event of a successful product liability claim brought against either of them. A successful product liability claim in excess of such insurance coverage could have a material adverse effect on the combined company. In addition, there can be no assurance that product liability coverage will continue to be available to the combined company in sufficient amounts or at an acceptable cost.

     Governmental Regulation. Digital's products are subject to and conform with Federal Communications Commission regulations under the Communications Act of 1934. Future products developed by Digital also may be required to comply with certain registration and technical requirements before they can be sold in the United States. As Digital expands its operations in other countries, its products will become subject to regulation by foreign governments. Certain of Digital's products are currently certified for use in the United Kingdom, Canada, Australia, Japan and Hong Kong pursuant to applicable regulations.

     While existing industry legislation does not directly regulate the manufacture and sale of Digital's products, certain existing legislation may affect the ability of Digital's customers to utilize some of its products in certain ways. For example, Digital's MOSAIX systems may not be used for certain prohibited debt collection and remote telephone solicitation practices, nor may they be used under certain circumstances to leave or play artificial or prerecorded messages. Other federal legislation that has been proposed from time to time includes bills that would, if enacted, recognize certain privacy rights of employees at the work site and regulate the ability of employers to monitor job performance, including the monitoring of employees' telephone communications or the gathering of information regarding such communications. It is possible that such legislation, if enacted, might directly or indirectly affect how Digital's systems, or some features thereof, can be used.

     In addition, most states have enacted and/or proposed legislation limiting certain telephone solicitation practices or restricting certain uses of automatic dialing and announcement devices. If passed, such legislation may directly or indirectly affect Digital's business. Digital is not presently aware of any recently enacted state regulations or legislation materially affecting use of Digital's products.

     Shares Subject to Future Sale. Digital will issue approximately 3,726,000 shares of Common Stock in the Merger, and up to approximately 600,000 shares of Common Stock will be issuable upon the future exercise of the converted ViewStar options. In general, the shares issued in the Merger, other than to affiliates of ViewStar, will be freely tradable following the Merger. The shares issued after the Effective Time upon the exercise of the converted ViewStar options will be registered pursuant to a registration statement to be filed by Digital under the Securities Act prior to the Effective Time. In addition, persons who may be considered affiliates of Digital or ViewStar, respectively, have agreed pursuant to a separate Shareholders Agreement that they will not transfer, sell, exchange, pledge or otherwise dispose of any shares of Common Stock now held by such holders or received by them in the Merger from 30 days prior to the Effective Time until the date Digital shall have publicly released financial results for a period that includes at least 30 days of combined operations of Digital and ViewStar (the "Affiliates Expiration Date"). Immediately after the Affiliates Expiration Date, these shares of Common Stock will be eligible for sale in the public market, subject to compliance with Rules 144 and 145 under the Securities Act. The sale of any of the foregoing shares of Common Stock may cause substantial fluctuations in the price of the Common Stock.

     Volatility of Stock Price. The market price of the Common Stock is highly volatile. The market price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the combined company or its competitors, changes in prices of the combined company's or its competitors' products and services, changes in product mix, changes in revenue and revenue growth rates for the combined company, as well as other events or factors. Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which the combined company does business have resulted, and could in the future result, in an immediate and adverse effect on the market price of the Common Stock. Statements by financial or industry analysts regarding the extent of the dilution in Digital's net income per share resulting from the Merger and the extent to which such analysts expect potential business synergies to offset such dilution can be expected to contribute to volatility in the market price of the Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market price for the securities of many high-technology companies and often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

     Anti-Takeover Effect of Certain Charter and Bylaw Provisions and Washington Law. Certain provisions of Digital's Restated Articles of Incorporation and Digital's Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Digital. Certain of these provisions allow Digital to issue preferred stock without any vote or further action by the shareholders, eliminate cumulative voting, provide for a classified board of directors, limit the rights of shareholders to call a special meeting and specify procedures for director nominations by shareholders and submission of other proposals for consideration at shareholder meetings. Digital is subject to the Washington Antitakeover Act, which prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" (including, among other things, mergers, consolidations or dispositions of assets) with or to a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the time of acquisition. After the five-year period, a "significant business transaction" may take place as long as it complies with certain "fair price" provisions of the statute. These provisions could have the effect of delaying, deferring or preventing a change in control of Digital, including, without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of the Company's Common Stock. These provisions also could limit the price that investors might be willing to pay in the future for the Company's Common Stock.

                                USE OF PROCEEDS

     The net proceeds, not including any commissions paid or any discounts or concessions that may be allowed to broker-dealers who may participate in the Offering, to the Company from the sale of the Common Stock offered in the Offering (if the Company sells the maximum of 300,000 shares offered hereby) at an assumed public offering price of $12.63 per share are estimated to be approximately $3.7 million. The Company anticipates that all of the net proceeds of the Offering will be used for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock offered by the Company may be sold from time to time to purchasers directly in one or more transactions at a fixed price, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Alternatively, the Company may from time to time sell the Common Stock in transactions involving broker-dealers who may act as agents and/or may acquire Common Stock from the Company as principals and who may receive compensation from the Company and/or the purchasers of the shares. Broker-dealers who acquire Common Stock as principals may thereafter resell such Common Stock in transactions, including transactions of the nature described above. Broker-dealers may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. Any broker-dealers who participate in a sale of shares of Common Stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares of Common Stock as principals, any profits received on the resale of such shares of Common Stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

     The rules of the Commission generally prohibit underwriters, brokers, dealers and certain other persons engaged or participating in the distribution of the Common Stock from making a market in such Common Stock during the "cooling off" period preceding the commencement of such distribution.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     On September 20, 1996, the Company engaged Dain Bosworth Incorporated ("Dain Bosworth") to act as its financial advisor in connection with the Merger pursuant to the terms of an engagement letter (the

"Engagement Letter"). Dain Bosworth may also provide assistance with respect to the sale of all or a portion of the shares of Common Stock offered hereby. Such assistance may consist of effecting sales of the shares of Common Stock offered hereby through market making activities or in block trades at its usual and customary commissions for such trades. Dain Bosworth currently has no obligation to take or pay for any shares of Common Stock offered hereby. Any assistance by Dain Bosworth with respect to the sale of the Common Stock offered hereby will be provided pursuant to a separate agreement containing customary terms and conditions, including indemnification provisions similar to those contained in the Engagement Letter described in the next paragraph. If Dain Bosworth provides such assistance, it may thereby be subject to restrictions on market making activities during the "cooling off" period described above.

     Pursuant to the Engagement Letter, the fees payable to Dain Bosworth in connection with the Merger consist of a $25,000 engagement fee, a $125,000 fee for rendering its fairness opinion to Digital's Board of Directors on October 9, 1996 in connection with the transaction contemplated by the Merger Agreement and a $350,000 transaction fee payable upon consummation of the Merger. In addition, Digital has agreed to reimburse Dain Bosworth for its reasonable out-of-pocket expenses and to indemnify Dain Bosworth against certain expenses and liabilities arising in connection with its engagement, including liabilities under the Securities Act and the Exchange Act. Dain Bosworth has from time to time issued research reports and recommendations on the Common Stock and, in the ordinary course of business, makes a market in the Common Stock. In the course of its market making and other trading activities, Dain Bosworth may from time to time have a long or short position in, and buy and sell, securities of Digital.

     There can be no assurance that the Company will sell any or all of the shares of Common Stock offered hereby. It is anticipated that this Offering will remain in effect until the shares of Common Stock offered hereby have been sold, but in no event will any shares be sold in the Offering after the closing of the Merger.

                                    EXPERTS

     The audited consolidated financial statements and consolidated financial statement schedule of Digital Systems International, Inc. and its subsidiaries as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 and the consolidated financial statements and consolidated financial statement schedule of ViewStar Corporation and subsidiaries as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been incorporated herein by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                            VALIDITY OF COMMON STOCK

     The validity of the Common Stock offered in the offering will be passed upon for the Company by Perkins Coie, Seattle, Washington.

------------------------------------------------------
------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
The Offering..........................     3
Risk Factors..........................     5
Use of Proceeds.......................    11
Plan of Distribution..................    11
Experts...............................    12
Validity of Common Stock..............    12

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                 300,000 SHARES

                                DIGITAL SYSTEMS
                              INTERNATIONAL, INC.

                                  COMMON STOCK

                          (PAR VALUE $0.01 PER SHARE)
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                           , 1996

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the Commission registration fee and the Nasdaq National Market listing fee.

    Commission registration fee................................................  $ 1,120
    Nasdaq National Market listing fee.........................................    6,000
    Printing and engraving expenses............................................    2,500
    Legal fees and expenses....................................................   15,000
    Accounting fees and expenses...............................................    7,500
    Blue sky fees and expenses.................................................    5,000
    Miscellaneous fees and expenses............................................    5,000
                                                                                 -------
              Total............................................................  $39,870
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 10 of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. Certain of the directors of the registrant, who are affiliated with principal shareholders of the registrant, also may be indemnified by such shareholders against liability they may incur in their capacities as directors of the registrant, including pursuant to a liability insurance policy to be maintained by the registrant for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 7 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
-------  ------------------------------------------------------------------------------------
 2.1**   Agreement and Plan of Merger, dated October 14, 1996
 4.1*    Form of Certificate evidencing Common Stock, par value $0.01 per share, of the
         Registrant
 4.2**   Warrant to purchase 12,245 shares of ViewStar Common Stock issued to Comdisco, Inc., dated May 31, 1996
 5.1     Opinion of Perkins Coie, counsel to the Registrant
23.1     Consent of KPMG Peat Marwick LLP, independent auditors (contained on page II-5)
23.2     Consent of KPMG Peat Marwick LLP, independent auditors (contained on page II-6)
23.3     Consent of Perkins Coie (contained in Exhibit 5.1)
24.1     Power of attorney (contained on Page II-4)

---------------
 * Incorporated by reference from exhibits filed in connection with the Registration Statement on Form S-1 (Registration No. 33-34561) filed with the Securities and Exchange Commission on April 26, 1990, as amended.

** Incorporated by reference from exhibits filed in connection with the Registration Statement on Forms S-4 (Registration No. 333-14887) filed with the Securities and Exchange Commission on October 25, 1996, as amended.

ITEM 17.  UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     C. The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h)
     under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 6th day of November, 1996.

                                          DIGITAL SYSTEMS INTERNATIONAL, INC.

                                          By:     /s/  PATRICK S. HOWARD

                                            ------------------------------------
                                                     Patrick S. Howard
                                                  Chairman, President and
                                                  Chief Executive Officer

     Each person whose individual signature appears below hereby authorizes Patrick S. Howard, John J. Flavio, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of November, 1996.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------
       /s/    PATRICK S. HOWARD                Chairman, President and Chief Executive
---------------------------------------------  Officer (Principal Executive Officer)
              Patrick S. Howard

       /s/    JOHN J. FLAVIO                   Senior Vice President and Chief Financial
---------------------------------------------  Officer (Principal Financial Officer)
               John J. Flavio

      /s/     RICHARD L. ANDERSON              Vice President and Controller (Principal
---------------------------------------------  Accounting Officer)
             Richard L. Anderson

     /s/       TOM ALBERG                      Director
---------------------------------------------
               Tom Alberg

    /s/      H. ROBERT GILL                    Director
---------------------------------------------
             H. Robert Gill

   /s/      HARVEY N. GILLIS                   Director
---------------------------------------------
            Harvey N. Gillis

   /s/     DAVID J. LADD                       Director
---------------------------------------------
            David J. Ladd

   /s/     ROBERT S. LEVENTHAL                 Director
---------------------------------------------
           Robert S. Leventhal

   /s/       CYNTHIA STROUM                    Director
---------------------------------------------
             Cynthia Stroum

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Digital Systems International, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Seattle, Washington
November 8, 1996

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
ViewStar Corporation:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

San Jose, California
November 8, 1996

                                 EXHIBIT INDEX

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                  NUMBER
NUMBER                                   DESCRIPTION                                      PAGE
-------     ----------------------------------------------------------------------    ------------
   2.1**    Agreement and Plan of Merger, dated October 14, 1996
   4.1*     Form of Certificate evidencing Common Stock, par value $0.01 per share, of the Registrant
   4.2**    Warrant to purchase 12,245 shares of ViewStar Common Stock issued to
            Comdisco, Inc., dated May 31, 1996
   5.1      Opinion of Perkins Coie, counsel to the Registrant
  23.1      Consent of KPMG Peat Marwick LLP, independent auditors (contained on page II-5)
  23.2      Consent of KPMG Peat Marwick LLP, independent auditors (contained on page II-6)
  23.3      Consent of Perkins Coie (contained in Exhibit 5.1)
  24.1      Power of attorney (contained on Page II-4)

---------------
* Incorporated by reference from exhibits filed in connection with the Registration Statement on Form S-1 (Registration No. 33-34561) filed with the Securities and Exchange Commission on April 26, 1990, as amended.

** Incorporated by reference from exhibits filed in connection with the Registration Statement on Forms S-4 (Registration No. 333-14887) filed with the Securities and Exchange Commission on October 25, 1996, as amended.